UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

NTN BUZZTIME, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-11460	31-1103425
Commission File Number	(IRS Employer Identification No.)

2231 Rutherford Road, Suite 200 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At our 2016 annual meeting of stockholders held on June 3, 2016, our stockholders considered and voted upon the following proposals:

1.	To elect six (6) directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve an amendment to our restated certificate of incorporation to give effect to, first, a reverse split of our outstanding common stock at an exchange ratio of 1-for-100 and, then, immediately following such reverse split, a forward split of our outstanding common stock at a ratio that is not less than 2-for-1 nor greater than 4-for-1, with the final ratio to be selected by our board of directors in its sole discretion;

4.	To approve, on an advisory basis, the compensation of our named executive officers;

5.	To vote on, an advisory basis, regarding the frequency of future voting on the compensation of our named executive officers; and

6.	To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies in support of the approval of the amendment to our restated certificate of incorporation described in proposal 3, above.

The number of shares of common stock issued, outstanding and eligible to vote at the 2016 annual meeting as of the record date of April 8, 2016 was 92,439,174. The final voting results on each of the matters presented to the stockholders are as follows:

1.	Election of Directors: The six (6) individuals below were elected as directors until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Name	For	Withheld	Broker Non-Votes
Jeff Berg	56,802,459	5,999,892	21,093,390
Ram Krishnan	59,293,181	3,509,170	21,093,390
Mary Beth Lewis	56,798,313	6,004,038	21,093,390
Steve Mitgang	56,900,589	5,901,762	21,093,390
Tony Uphoff	56,907,525	5,894,826	21,093,390
Paul Yanover	59,387,248	3,415,103	21,093,390

2.	Ratification of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016: The appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified.

For	Against	Abstain
82,412,773	622,103	860,865

3.	Amendment to our restated certificate of incorporation: The amendment to our restated certificate of incorporation to give effect to, first, a reverse split of our outstanding common stock at an exchange ratio of 1-for-100 and, then, immediately following such reverse split, a forward split of our outstanding common stock at a ratio that is not less than 2-for-1 nor greater than 4-for-1, with the final ratio to be selected by our board of directors in its sole discretion, was approved.

For	Against	Abstain	Broker Non-Votes
60,630,020	2,156,693	15,638	21,093,390

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4.	Vote on a non-binding advisory basis to approve the compensation of our named executive officers: The compensation of our named executive officers, on a non-binding advisory basis, was approved.

For	Against	Abstain	Broker Non-Votes
55,431,778	1,989,864	5,380,709	21,093,390

5.	Vote on a non-binding advisory basis regarding the frequency of future voting on the compensation of our named executive officers: The alternative (every year, every other year or every three years) that received the largest number of votes (other than “abstain”) was designated the stockholders’ non-binding preference as to frequency of future voting on the compensation of our named executive officers. The stockholders’ non-binding preference was every three years.

Three Year	Two Years	One Year	Abstain
28,531,957	9,294,295	22,799,193	2,176,906

In light of and in accordance with the stockholder’s non-binding preference, we have decided to include a non-binding advisory stockholder vote on the compensation of our named executive officers in our proxy materials every three years until the next required non-binding advisory vote on the frequency of voting on the compensation of our named executive officers.

6.	Adjournment of the annual meeting, if necessary, to solicit additional proxies in support of the approval of the amendment to our restated certificate of incorporation described in proposal 3, above: The proposal to adjourn the annual meeting, if necessary to solicit additional proxies in support of the approval of the amendment to our restated certificate of incorporation, was approved.

For	Against	Abstain	Broker Non-Votes
59,237,259	3,532,538	32,554	21,093,390

Although proposal 6 was approved, adjournment of the annual meeting was not necessary because our stockholders approved the amendment to our restated certificate of incorporation described in proposal 3.

Item 8.01. Other Events

On June 3, 2016, our board of directors established the ratio of the forward split of our common stock described above at 2-for-1. We anticipate that the reverse split followed by the forward split of our common stock will be effected on June 16, 2016. We issued a press release announcing the foregoing, a copy of which is attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release announcing anticipated effective date of stock split

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: June 7, 2016	By:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer

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